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                                                              Exhibit 10(iii).39


                              (IT AND OHM COMBINED)
                      INTERNATIONAL TECHNOLOGY CORPORATION
                             2790 Mosside Boulevard
                              Monroeville, PA 15146

                                                                   March 5, 1998

To:         OHM and IT Corporation Employees
From:       Anthony J. DeLuca
Subject:    Severance and Retention Bonus Plan

         International Technology Corporation (the "Company"), together with its subsidiaries, has adopted the severance and retention bonus plan set forth below (the "Plan"), contingent on the acquisition by the Company or an affiliate of a controlling interest in OHM Corporation ("OHM") on or about February 25, 1998. The Plan is intended to constitute a welfare benefit plan subject to ERISA to provide severance and retention bonus benefits to certain Employees in connection with the contemplated acquisition of OHM.

                                   ARTICLE I.

                                   DEFINITIONS
1.1      DEFINITIONS

         Whenever used in this Plan, the following capitalized terms shall have the meanings set forth in this Section 1.1. Certain other capitalized terms are defined in context elsewhere in this Plan;

                  (a) "Board of Directors" means the Board of Directors of the Company.

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                  (b)      "Compensation" means and includes all of an
         Employee's base salary attributable to his or her employment with the Company (including, but not limited to, any amounts excludable from gross income for federal income tax purposes pursuant to Section 125 or
         Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code")), in effect immediately prior to the termination of the Employee's employment. "Compensation" shall not include overtime payments, paid-time-off cash outs, bonuses or other cash or non-cash compensation or reimbursements, if any (e.g., the grant or vesting of restricted stock, the grant, vesting, or exercise of stock options, automobile allowance and gasoline reimbursement).

                  (c) "Disability" means a physical or mental infirmity which substantially impairs an Employee's ability to perform his or her material duties for a period of at least one hundred eighty (180) consecutive calendar days, and, as a result of such Disability, the Employee has not returned to full-time regular employment prior to termination.

                  (d) "Eligible Employee" means any Employee actively employed on February 25, 1998 (the "Eligibility Date") by IT Corporation ("ITC") or OHM, who is not an officer of either ITC or OHM or who does not have an individual agreement with either ITC or OHM calling for payment of severance benefits in the event of termination of employment. If an Employee was so employed but was on short term disability leave on the Eligibility Date, he or she will be considered to have been actively employed by ITC or OHM if he or she is available to return to his or her employment immediately after his or her physician of record certifies



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         that he or she is no longer disabled. If the Employee was on long term disability leave on the day he or she is scheduled to be terminated, he or she will generally not be an Eligible Employee, but the Company may, in its discretion, treat him or her as an Eligible Employee.

                  (e) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  (f) "Just Cause" means fraud, misappropriation of or intentional and material damage to the property or business of the Company (including its Subsidiaries), conviction of a felony, violation of a rule or policy of the Company (or any of its Subsidiaries), failure to comply substantially with a reasonable direction of any supervisor, misconduct in the performance of all reasonably assigned responsibilities, or failure to perform one's job as required to meet the objectives of the Company or its Subsidiaries.

                  (g) "Person" means any person, firm, corporation or entity.

                  (h) "Release" means the Separation and General Release Agreement in the form attached hereof as Exhibit "A".

                  (i) "Severance Payment" and "Retention Bonus" mean the payment of compensation as provided in Article II.

                  (j) "Subsidiary" means any corporation or other Person, a majority of the voting power, equity securities or equity interest of which is owned, directly or indirectly, by the Company.

                  (k) "WARN" means the Worker Adjustment and Retraining Notification Act, 29 U.S.C. Section 2101 et seq.



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                                   ARTICLE II.

                    SEVERANCE AND RETENTION BENEFIT PAYMENTS

2.1      RIGHT TO SEVERANCE PAYMENT; RELEASE

         Conditioned on the execution and delivery of the Release, an Eligible Employee shall be entitled to receive a Severance Payment from the Company in the amounts provided in Section 2.2 if (a) after February 26, 1998, but before April 15, 1999, his or her employment is involuntarily terminated by the Company or any of its Subsidiaries in connection with the acquisition by the Company of a controlling interest in OHM for any reason other than Just Cause, death, or Disability and (b) a Stay Date (as defined in Section 2.3) has been identified for such Eligible Employee. Notwithstanding the foregoing, an otherwise Eligible Employee will not be entitled to receive a Severance Payment (a) to the extent he or she receives payments that the Company or its Subsidiaries are required to make under WARN, (b) if he or she voluntarily terminates employment with the Company or any of its Subsidiaries for any reason, except as provided in Section
2.8 hereof, or (c) his or her employment with the Company or any Subsidiary is not, in fact, terminated.

2.2      AMOUNT OF SEVERANCE PAYMENT

         (a) If an Employee becomes entitled to a Severance Payment under this Plan pursuant to Section 2.1, the amount of his or her Severance Payment, net of any payments which the Company or its Subsidiaries are required to make under WARN, shall equal:

             (i) one (1) week's Compensation for Employees with more than six months but less than one (1) year of service;



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             (ii) two (2) week's Compensation for Employees with more than one (1) year but less than three (3) years of service;

             (iii) one (1) week's Compensation per year of service for Employees with three (3) or more years of service;

         (b) If an Employee has three or more years of service, a partial year of service will be prorated based upon number of full months completed.

         (c) For purposes of determining Severance Pay entitlement , Employees will be credited with pre-acquisition years of service earned while an employee of OHM but will not be credited with years of service with any Person other than OHM prior to its acquisition by the Company or a Subsidiary.

2.3      RIGHT TO RETENTION BONUS; RELEASE

         Conditioned upon the execution and delivery of the Release, an otherwise Eligible Employee shall be entitled to receive a Retention Bonus from the Company in the amount provided in Section 2.4 if (a) he or she continues to work through the "Stay Date" designated by the Company, (b) is involuntarily terminated by the Company for any reason other than Just Cause, death, or Disability, and (c) is only absent from active employment between the Eligibility Date and his or her Stay Date by reason of illness or pre-approved paid or unpaid leave of absence. No Eligible Employee will be entitled to receive a Retention Bonus if he or she voluntarily terminates employment with the Company for any reason prior to his or her Stay Date.

2.4      AMOUNT OF RETENTION BONUS

         (a) The level of the Retention Bonus for each Eligible Employee is determined by the Company based upon a determination, made in the Company's sole discretion of, among other



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factors, the importance of the function being performed and the Company's assessment of the Employee's likely ability to find reemployment quickly.

         (b) If the Company requests an Employee to work beyond the Employee's originally identified Stay Date, and the Employee so agrees, he or she shall get one half of the originally agreed upon Retention Bonus on attaining such original Stay Date and the balance upon attaining his or her extended Stay Date, provided such extended Stay Date occurs before April 16, 1999. The Employee will receive salary for the additional time worked but no additional Retention Bonuses will be earned or paid.

         (c) If the Company offers an Eligible Employee continued employment and the Employee so accepts, the Employee will receive one-half of the originally agreed upon Retention Bonus as provided in Section 2.4(b), but no additional Retention Bonuses will be earned or paid.

         (d) The payment of a Retention Bonus shall be in addition to the Severance Payment, if any, as provided in Sections 2.1 and 2.2

2.5      NO DUTY OF MITIGATION

         The Company acknowledges and agrees that an Eligible Employee shall be entitled to receive his or her entire Severance Payment or Retention Bonus regardless of any income which he or she may receive from other sources following termination.

2.6      PAYMENT OF SEVERANCE PAYMENT AND RETENTION BONUS

         (a) Severance and Retention Bonus Payments, if any, shall be paid to an Employee upon the designated Stay Date but no salary will be paid for time not worked.

         (b) If the Company shortens an Employee's Stay Date, Retention Bonus and Severance Payment will be paid based upon the original Stay Date but no salary will be paid to the Employee for time not worked.



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2.7      WITHHOLDING OF TAXES

         The Company shall withhold from any amounts payable under this Plan all federal, state, city or other taxes required by applicable law to be withheld by the Company.

2.8      EMPLOYEES WHO DECLINE TRANSFER OR CONTINUED EMPLOYMENT

         (a) Notwithstanding any other provision of this Plan, an Employee who is offered and formally accepts, but later rescinds such acceptance and declines, the opportunity to transfer to a position at another Company or Subsidiary location or another position with OHM or ITC shall not be eligible to receive a Retention Bonus or Severance Payment, except in the Company's sole and absolute discretion, since such rescission of a previously accepted transfer would be considered a voluntary termination.

         (b) Notwithstanding any other provision of this Agreement, an Employee who is offered, but declines, the opportunity to transfer to a position including employment at the Company or any of its Subsidiaries shall, in the Company's discretion, be eligible to receive Severance Payment as provided in Sections 2.1 and 2.2, and a Retention Bonus as provided in Sections 2.3 and 2.4 of this Plan.

                                  ARTICLE III.

                     OTHER RIGHTS AND BENEFITS NOT AFFECTED

3.1      OTHER BENEFITS

         This Plan does not provide pension benefits, nor shall any payment hereunder be characterized as deferred compensation. Except as set forth in
Section 3.2, neither the provisions of this Plan nor the Severance or Retention Bonus Payments provided for hereunder shall reduce any amounts otherwise payable, or in any way diminish an Employee's rights as an employee, whether existing now or hereafter, under any written benefit, incentive, retirement, stock option,




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stock bonus or stock purchase plan or any written employment agreement or other written plan or arrangement not related to severance.

3.2      EXTENT TO WHICH OTHER SEVERANCE PLANS SUPERSEDED

         For all Eligible Employees, this Plan supersedes any and all other severance plans or related agreements of the Company or any Subsidiary, including the severance provisions set forth in any policy of the Company or any Subsidiary.

3.3      EMPLOYMENT STATUS

         This Plan does not constitute a contract of employment or impose on an Employee any obligation to remain in the employ of the Company or any Subsidiary, nor does it impose on the Company or any of its Subsidiaries any obligation to retain any Employee in his or her present or any other position, nor does it change the status of an Employee's employment as employment at will.

                                   ARTICLE IV.

                                 CONFIDENTIALITY

4.1      NONDISCLOSURE OF CONFIDENTIAL MATERIAL

         In the performance of duties, an Employee has had, and may in the future have, access to confidential records and information, including, but not limited to, development, marketing, purchasing, organizational, strategic, financial, managerial, administrative, manufacturing, production, distribution and sales information, data, specifications and processes presently owned or at any time hereafter developed by the Company or its Subsidiaries or its agents or consultants or used presently or at any time hereafter in the course of its business, that are not otherwise part of the public domain (collectively, the "Confidential Material"). Included in Confidential Material is the level of any Employee's Retention Bonus. All such Confidential Material is considered




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secret and has been and/or will be disclosed to an Employee in confidence. The
Confidential Material constitutes proprietary information of the Company and the Subsidiaries which draws independent economic value, actual or potential, from not being generally known to the public or to the other persons who could obtain economic value from its disclosure or use. By acceptance of a Severance Payment under this Plan, an Employee shall be deemed to have acknowledged that the Company and the Subsidiaries have taken efforts reasonable under the circumstances, of which this Section 4.1 is an example, to maintain its secrecy. Except in the performance of duties to the Company or a Subsidiary, an Employee shall not, directly or indirectly for any reason whatsoever, either during employment or thereafter, disclose or use any such Confidential Material except that the foregoing disclosure prohibition shall not apply to Confidential Material that (i) has been publicly disclosed or was within his or her possession prior to its being furnished to him or her by the Company or becomes available to him or her on a nonconfidential basis from a third party (in any such case, not due to a breach by the Employee of his or her obligations to the Company or by breach of any other person of a confidential, fiduciary or confidential obligation, the breach of which he or she know or reasonably should know), (ii) is required to be disclosed by the Employee pursuant to applicable law, and he or she provides notice to the Company of such requirement as promptly as possible, or (iii) was independently acquired or developed by the Employee without violating any of the obligations under this Plan and without relying on Confidential Material of the Company. All records, files, drawings, documents, equipment and other tangible items, wherever located, relating in any way to the Confidential Material or otherwise to the Company's business, which the Employee has prepared, used or encountered or shall in the future prepare, use or encounter, shall be and remain the Company's sole and exclusive property and shall be included in the Confidential Material. Upon the




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Employee's termination of employment with the Company, or whenever requested by the Company, he or she shall promptly deliver to the Company any and all of the Confidential Material and copies thereof, not previously delivered to the Company, that may be, or at any previous time has been, in his or her possession or under his or her control.

4.2      EQUITABLE RELIEF

         By acceptance of a Severance Payment under this Plan, an Employee shall be deemed to have acknowledged that violation of Section 4.1 would cause the Company irreparable damage for which the Company cannot be reasonably compensated in damages in an action at law, and that, therefore, in the event of any breach by the Employee of Section 4.1, the Company shall be entitled to make application to a court of competent jurisdiction for equitable relief by way of injunction or otherwise (without being required to post a bond). This provision shall not, however, be construed as a waiver of any of the rights which the Company may have for damages under this Plan or otherwise, and, except as limited in Article VI, all of the Company's rights and remedies shall be unrestricted.

                                   ARTICLE V.

                                   ARBITRATION

         In any dispute regarding the application, interpretation or validity of this Plan, an Employee may invoke this arbitration procedure either in lieu of or following the claims procedure set forth in Section 6.8. If the parties are unable to agree upon an arbitrator, they shall select a single arbitrator from a list of seven arbitrators designated by the American Arbitration Association
(AAA) office in the Arbitration Location, all of whom shall be retired judges who are actively involved in hearing private cases or members of the National Academy of Arbitrators. If the parties are unable to agree upon an arbitrator from such list, they shall each strike names




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alternatively from the list, with the first to strike being determined by lot.
After each party has used three strikes, the remaining name on the list shall be the arbitrator. The fees and expenses of the arbitrator shall be borne equally by the parties, provided the Company shall be responsible for all fees and expenses of the arbitrator in excess of One Thousand Dollars so that the Employee's maximum contribution shall be no more than $500.00. Each party shall be responsible for the fees and expenses of its own representatives and witnesses. Unless mutually agreed otherwise by the parties, any arbitration shall be conducted in the city in which the Employee's employment was based as of February 17, 1998 (the "Arbitration Location") or, in case there is no AAA office in that city, in the closest city in which the AAA maintains an office. If the parties cannot agree upon the precise location for the arbitration, the arbitrator shall determine the location. Judgment may be entered on the award of the arbitrator in any court having jurisdiction. The prevailing party in the arbitration proceeding, as determined by the arbitrator, and in any enforcement or other court proceedings, shall be entitled to the extent provided by law to reimbursement from the other party for all of the prevailing party's costs, expenses and reasonable attorney's fees.

                                   ARTICLE VI.

                                  MISCELLANEOUS

6.1      APPLICABLE LAW

         To the extent not preempted by the laws of the United States, the laws of Pennsylvania shall be controlling law in all matters relating to this Plan, regardless of the choice-of-law rules of Pennsylvania or any other jurisdiction.

6.2      CONSTRUCTION

         No term or provision of this Plan shall be construed so as to require the commission of any act contrary to law, and wherever there is any conflict between any provision of this Plan and




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any present or future statute, law, ordinance, or regulation, the latter shall prevail, but in such event the affected provision of this Plan shall be curtailed and limited only to the extent necessary to bring such provision within the requirements of the law.

6.3      SEVERABILITY

         If a provision of this Plan shall be held illegal or invalid, the illegality or invalidity shall not, affect the remaining parts of this Plan and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

6.4      HEADINGS AND GENDER

         The Section headings in this Plan are inserted only as a matter of convenience, and in no way define, limit, or extend or interpret the scope of this Plan or of any particular Section. The masculine pronoun shall include the feminine and vice versa, unless the context clearly indicates otherwise.

6.5      ASSIGNABILITY

         An Employee's rights or interests under this Plan shall not be assignable or transferable (whether by pledge, grant of a security interest, or otherwise) by him or her, his or her beneficiaries or legal representatives, except by will or by the bylaws of descent and distribution.

6.6      AMENDMENT AND TERMINATION

         This Plan may be terminated or amended in any respect by resolution adopted by the Board of Directors provided no vested benefits shall be reduced by any such amendment. Notwithstanding the foregoing, unless expressly extended by resolution of the Board of Directors, the Plan shall terminate automatically on April 15, 1999, and no benefits shall be paid hereunder after that date.



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6.7      ADMINISTRATION

         This Plan constitutes a welfare benefit plan within the meaning of
Section 3(1) of ERISA. This letter constitutes the "Summary Plan Description" required under ERISA, as well as the governing document of the Plan. The Administrator of the Plan, within the meaning of Section 3(16) of ERISA, and the Named Fiduciary thereof, within the meaning of Section 402 of ERISA, is the Company. The Administrator will have full power and discretion to administer and interpret the Plan in all of its details, subject to applicable requirements of law. Attached hereto as Exhibit "B" is a statement of participants' rights under ERISA.

6.8      CLAIMS

         If an Employee believes he or she is entitled to a benefit under this Plan, he or she may, subject to Article V hereof, make a claim for such benefit by filing with the Company a written statement setting forth the amount and type of payment so claimed. The statement shall also set forth the facts supporting the claim. The claim may be filed by mailing or delivery it to the Secretary of the Company.

         Within sixty (60) calendar days after receipt of such a claim, the Company shall notify the claimant in writing of its action on such claim and if such claim is not allowed in full, shall state the following in a manner calculated to be understood by the claimant:

         (a) The specific reason or reasons for the denial;

         (b) Specific reference to pertinent provisions of this Plan on which the denial is based;

         (c) A description of any additional material or information necessary for the claimant to be entitled to the benefits that have been denied and an explanation of why such material or information is necessary; and

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         (d) An explanation of this Plan's claim review procedure.

          If the claimant disagrees with the action taken by the Company, he or she or his or her duly authorized representative may apply to the Company for a review of such actions. Such application shall be made within one hundred twenty
(120) calendar days after receipt by the claimant of the notice of the Company's action on his or her claim. The application for review shall be filed in the same manner as the claim for benefits. In connection with such review, the claimant may inspect any documents or records pertinent to the matter and may submit issues and comments in writing to the Company. A decision by the Company shall be communicated to you within the sixty (60) calendar days after receipt of the application. The decision on review shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, and specific references to the pertinent provisions of this Plan on which the decision is based.






6.9      SURVIVAL OF OBLIGATION

         The obligations of this Plan shall survive the fulfillment of the Plan's obligations to each Employee and/or the termination of any Employee's employment.

                                   Sincerely,

                                   INTERNATIONAL TECHNOLOGY CORPORATION



                                   By: /s/ Anthony J. DeLuca
                                      ---------------------------------
                                      Anthony J. DeLuca
                                      Chief Executive Officer and President


Acknowledged and Accepted



----------------------------
Employee

Dated:
      ----------------------


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                                    EXHIBIT A

                  SEPARATION AND GENERAL RELEASE AGREEMENT AND
                           CONFIDENTIALITY AGREEMENT



         1. WHEREAS SEVERANCE AND RETENTION BONUS PAYMENTS ARE CONDITIONED UPON EXECUTION OF A RELEASE, AND EMPLOYEE DESIRES TO RECEIVE ANY SEVERANCE PAY AND RETENTION BONUS TO WHICH EMPLOYEE IS OTHERWISE ELIGIBLE AND AGREES TO ENTER INTO SAID AGREEMENT, NOW THEREFORE, in consideration of the payment of the amounts described below, from which taxes will be withheld, to be paid upon the execution of this Agreement, Employee agrees to the following:

         2. SEVERANCE AND BONUS RETENTION PAYMENTS. Employee shall receive Severance and Retention Bonus Payments as follows pursuant to that certain letter setting forth the terms and conditions of a severance and retention bonus plan (the "Plan"). Severance Pay in the gross amount of _____. Retention Bonus Pay in the gross amount of __________.

         3. RELEASE. In consideration of the terms and provisions of this Agreement, Employee hereby knowingly and voluntarily on behalf of Employee and Employee's spouse and dependents, if any, as well as Employee's descendants, ancestors, representatives, heirs, executors, administrators, grantees, assigns and successors-in-interest, and each of them, forever relieves, releases and discharges International Technology Corporation, IT Corporation, and OHM Corporation (each, a "Company") and their respective subsidiaries, predecessors, successors, heirs, assignees, owners, members, attorneys, representatives, affiliates, officers, directors, agents, employees, servants, executors, administrators, accountants, shareholders, investigators, employee benefit plans and trustees and any and all other related individuals and entities, from any and all claims, debts, liabilities, demands, obligations, liens, promises, acts, agreements, costs and expenses (including, but not limited to, attorney's fees), damages, actions and causes of action, of whatever kind or nature, including, without limitation, any statutory, civil or administrative claim, or any claim, arising out of acts, whether known or unknown, suspected or unsuspected, fixed or contingent, apparent or not, including, but not limited to, any claims based on, arising out of, related to or connected with Employee's employment with, or termination of employment from, a Company or any Subsidiary (as defined in the Plan), including, but not limited to, any claims arising from federal, state or local laws which prohibit discrimination on the basis of race, national origin, religion, age, sex, material status, pregnancy, disability, perceived disability, ancestry, sexual orientation, family or personal leave, or any other form of discrimination, or from laws such as worker's compensation laws which provide rights and remedies for injuries sustained in the workplace (but not including worker's compensation claims arising from physical injuries sustained in performing duties before the date provided in Paragraph 9 of this Agreement), or from any common law claims of any kind, including, but not limited to, contract, tort, or property rights, including, but not limited to, breach of contract, breach of the implied covenant of good faith and fair dealing, tortuous interference with contract or current or prospective economic advantage, fraud, deceit, breach of privacy, misrepresentation, defamation, wrongful termination, tortuous infliction of emotional distress, loss of consortium and breach of fiduciary duty, violation of public policy and any other common law claim of any kind whatever, any claims for severance pay, sick leave, family leave, vacation, life insurance, bonuses, health insurance, disability or medical insurance or any other fringe benefit or compensation, or from any and all rights or claims arising under the Worker Adjustment and Retraining Notification Act, 29 U.S.C. Section 2101 et seq. ("WARN"), the Employee Retirement Income Security Act of 1974 ("ERISA"), and the Ohio Take-Over Act (Sections 1707.041, 1707.042, 1707.23, and 1707.26 of the Ohio
Revised Code);



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provided, however, that the foregoing Release shall not extend to amounts to be paid or benefits to be provided to Employee under the express terms of the Plan.

         4.       ADEA Release.

                  (a) This paragraph 4 shall apply only with regard to an employee who is 40 years of age or older on the date of the employee's separation from employment.

                  (b) Employee agrees and expressly acknowledges that this Agreement includes a waiver and release of all claims which Employee has or may have under the Age Discrimination in Employment Act of 1967, as amended, 29 U.S.C. Section 621, et seq. ("ADEA"). The following terms and conditions apply to and are part of the waiver and release of ADEA claims under this Agreement:

                           (i) The waiver and release of claims under the ADEA contained in this Agreement do not cover rights or claims that may arise after the date on which Employee signs this Agreement.

                           (ii) This Agreement involves consideration in addition to anything of value to which Employee is already entitled.

                           (iii) Employee acknowledges that by being given this Release for review, Employee has been advised in writing to consult with counsel prior to executing this Release.

                           (iv) If Employee executes this Agreement prior to the expiration of the period specified in paragraph 4(b)(v) below, Employee does so voluntarily and after having had the opportunity to consult with an attorney.

                           (v) Employee is granted twenty-one (21) days after the Employee is presented with this Agreement to decide whether or not to sign this Agreement.



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

                           (vi) Employee will have the right to revoke the waiver and release of claims under the ADEA within seven (7) days of signing this Release Agreement. This Agreement shall not become effective or enforceable until that revocation period has expired. Any notice of revocation, to be effective, must be in writing and received by International Technology Corporation (the "Corporation"), together with the return of any Severance and Retention Bonus paid pursuant to paragraph 2, prior to the close of business on the seventh day following the execution of this Agreement at the Corporation's office at Monroeville, Pennsylvania (2790 Mosside Boulevard, Monroeville, Pennsylvania 15146-2792, Attention: James Kirk, General Counsel, Telephone No.: 412-372-7701).


         5. This Agreement contains the entire agreement and understanding concerning the subject matters between the parties and supersedes and replaces all prior agreements, whether written or oral, express or implied, concerning the subject matter hereof but excluding any claim for benefits which may be due Employee in the normal course under any employee benefit plan of a Company which provides benefits (other than severance benefits) after termination of employment.

         6. Employee represents and agrees that Employee fully understands the right to discuss all aspects of this Agreement with the Employee's private attorney, that to the extent desired, Employee has availed himself or herself of this right, and that Employee is voluntarily entering into this Agreement.

         7. Employee hereby agrees to return to each Company all Company property, and to comply with, and be bound by, the confidentiality provisions of
Article IV of the Plan.



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         8. Employee understands this Agreement is not an admission of liability by any party.

         9. Employee acknowledges that the effective date of termination of employment is

--------------------.

         EMPLOYEE ACKNOWLEDGES THAT EMPLOYEE HAS READ THIS AGREEMENT, UNDERSTANDS IT AND IS VOLUNTARILY ENTERING INTO IT. PLEASE READ THIS AGREEMENT CAREFULLY. IT CONTAINS A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.



--------------------------------------  ---------------------------------------
   Signature of Employee                   Dated



--------------------------------------  ---------------------------------------
   Printed Name of Employee                Address of Employee




--------------------------------------  ---------------------------------------
   Signature and Title of                  Dated
   Corporation Representative



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


                                    EXHIBIT B

         Information Provided Under ERISA. This Plan is an unfunded severance plan, maintained on a calendar year basis. The Company is the Plan sponsor, Plan Administrator, and agent for service of legal process. The Company bears the costs of all benefits under the Plan.

         The "Company" is International Technology Corporation whose address, telephone number, and employer identification number are as follows:

                      International Technology Corporation

                             2790 Mosside Boulevard

                      Monroeville, Pennsylvania 15146-2792

                     Attention: James Kirk, General Counsel

                           Telephone No.: 412-372-7701

                             E.I.N. No.: 33-0001212

         Statement of ERISA Rights. A Participant in this Plan is entitled to certain rights and protections under a federal law known as "ERISA." ERISA provides that all Plan Participants shall be entitled to examine, without charge, at the Plan Administrator's office, all Plan documents and the Plan's annual report. Copies of these documents and other Plan information may also be obtained upon written request to the Plan Administrator.
A reasonable charge may be made for copies.

         In addition to creating rights for Plan Participants, ERISA imposes duties upon the people who are responsible for the operation of this Plan. The people who operate this Plan, called "fiduciaries" of the Plan, have a duty to do so prudently and in the interest of you and other Plan Participants. No one, including your employer or any other person, may fire you or otherwise discriminate against you in any way to prevent you from obtaining benefits or exercising your rights under ERISA. If your claim for benefits is denied in whole or in part, you must receive a written explanation of the reason for this denial. You have the right to have the Plan Administrator review and reconsider your claim, as described in the letter to which this Exhibit is attached.

         Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request materials from the Plan and do not receive them within 30 days, you may file a claim for arbitration as provided in the Plan. In such a case, the arbitrator may require the Plan Administrator to provide the materials and pay to you $100 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the Plan Administrator. If you have a claim for benefits which is denied or ignored, in whole or in part, you may file a claim for arbitration' as provided in the Plan, or file suit in a state or federal court. If you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file a claim for arbitration as provided in the Plan, or file suit in a state or federal court. The arbitrator or court will decide who should pay the costs and legal fees of the arbitration. If you are successful, the arbitrator or court may order the person you have sued to pay these costs and fees. If you lose, the arbitrator or court may order you to pay these costs and fees, for example, if he or she finds your claim is frivolous.

         If you have any questions about your Plan, you should contact the Plan Administrator. If you have any questions about this statement or about your rights under ERISA, you should contact the nearest Area Office of the U.S. Labor-Management Services Administration, Department of Labor.


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